Exhibit 99.1

SailPoint Announces Fiscal Third Quarter 2026 Results
•Grew ARR 28% year-over-year to $1,040 million
•Increased SaaS ARR 38% year-over-year to $669 million
•Delivered cash flows from operating activities of $54 million, and free cash flow of $49 million
AUSTIN, Texas--December 9, 2025—SailPoint, Inc. (Nasdaq: SAIL), a leader in enterprise identity security, today announced financial results for its fiscal third quarter ended October 31, 2025.

"Our fiscal third quarter marked a significant milestone for SailPoint as we surpassed $1 billion of ARR. Our performance underscores the strength of SailPoint’s strategy and the durability of our business. Our platform brings together identity, data, and security in real-time — and that advantage becomes even more critical as AI agents enter the enterprise. In a market defined by consolidation and bundled point solutions, we remain one of the only independent, enterprise-scale identity platforms — a key reason customers trust us as the essential fabric that provides identity intelligence across their security ecosystem,” said Mark McClain, SailPoint CEO and Founder. “We believe our strong pace of innovation, consistent execution, and sustained growth positions us well for the future, and puts us among a select group of the industry’s high-performing cybersecurity companies.”
Fiscal Third Quarter 2026 Financial Highlights
•Annual Recurring Revenue (ARR): Total ARR was $1,040 million, an increase of 28% year-over-year. SaaS ARR was $669 million, an increase of 38% year-over-year.
•Revenue: Total revenue was $282 million, an increase of 20% year-over-year. Subscription revenue was $266 million, an increase of 22% year-over-year.
•Operating Income (Loss): GAAP operating loss was $(42) million, or (15)% of revenue, compared to $(24) million, or (10)% of revenue, in fiscal Q3 2025. Adjusted income from operations was $56 million, or 20% of revenue, compared to $47 million, or 20% of revenue, in fiscal Q3 2025.

Financial Outlook
For the fourth quarter and full year of fiscal 2026, SailPoint expects (in millions, except per share amounts and percentages):

	Q4’26 Guidance	FY’26 Guidance	Prior FY’26 Guidance
Total ARR	$1,120 to $1,124	$1,120 to $1,124	$1,105 to $1,115
Total ARR YoY growth %	28%	28%	26% to 27%

Total revenue	$290 to $294	$1,067 to $1,071	$1,052 to $1,058
Total revenue YoY growth %	21% to 22%	24%	22% to 23%

Adjusted income from operations	$58.5 to $59.5	$191.9 to $192.9	$177 to $181
Adjusted operating margin %	19.9% to 20.5%	17.9% to 18.1%	16.7% to 17.2%

Adjusted earnings per share (Adjusted EPS)	$0.08 to $0.09	$0.22 to $0.23	$0.20 to $0.22

These statements regarding SailPoint’s expectations of its financial outlook are forward-looking, and actual results may differ materially. Refer to “Forward-Looking Statements” below for information on the factors that could cause SailPoint’s actual results to differ materially from these forward-looking statements.
All of SailPoint’s forward-looking non-GAAP financial measures exclude estimates for stock-based compensation expense, payroll taxes related to restricted stock units (RSUs), and amortization of acquired intangibles as well as acquisition-related costs and severance of certain key executives, if applicable. SailPoint has not reconciled its expectations as to adjusted income (loss) from operations, adjusted operating margin, and adjusted EPS to their most directly comparable GAAP measures due to the high variability and difficulty in making accurate forecasts and projections of certain items that impact these non-GAAP measures, particularly stock-based compensation expense. Stock-based compensation expense is affected by future hiring, turnover, and retention needs, as well as the future fair market value of our common stock, all of which are difficult to predict and subject to change. The actual amount of the excluded stock-based compensation expense will have a significant impact on SailPoint’s GAAP income (loss) from operations and GAAP net income (loss) per basic and diluted common share. Accordingly, reconciliations of our forward-looking adjusted income (loss) from operations, adjusted operating margin, and adjusted EPS to their most directly comparable GAAP measures are not available without unreasonable effort.
Investor Conference Call and Webcast
SailPoint will host a conference call today at 8:30 a.m. Eastern Time to discuss the results and outlook. A live webcast of the conference call and a presentation regarding SailPoint’s fiscal third quarter 2026 financial results and outlook will be available on SailPoint’s website at https://investors.sailpoint.com.
An audio replay of the conference call will be available on the investor relations website for one year.
About SailPoint
At SailPoint, we believe enterprise security must start with identity at the foundation. Today’s enterprise runs on a diverse workforce of not just human but also digital identities—and securing them all is critical. Through the lens of identity, SailPoint empowers organizations to seamlessly manage and secure access to applications and data at speed and scale. Our unified, intelligent, and extensible platform delivers identity-first security, helping enterprises defend against dynamic threats while driving productivity and transformation. Trusted by many of the world’s most complex organizations, SailPoint secures the modern enterprise.
Non-GAAP Financial Measures
In addition to our financial information presented in accordance with GAAP, we use certain non-GAAP financial measures to clarify and enhance our understanding of past performance, including the following:

Adjusted income from operations, which we define as income (loss) from operations excluding equity-based compensation expense, payroll taxes related to awards that were accelerated upon the closing of our initial public offering (the IPO) and payroll taxes related to RSUs, all of which were issued after the closing of the IPO, amortization of acquired intangible assets which includes impairment charges, impairment of intangible assets, acquisition-related expenses (including fair value adjustments to acquisition-contingent consideration), benefit from amortization related to acquired contract acquisition costs, Thoma Bravo monitoring fees (which were annual service fees for consultation and advice related to corporate strategy, budgeting of future corporate investments, acquisition and divestiture strategies, and debt and equity financings pursuant to an advisory services agreement that was terminated upon the closing of the IPO), and restructuring expenses.

Adjusted operating margin, which we define as adjusted income from operations divided by total revenue.

Adjusted EPS (or non-GAAP net income (loss) available to common stockholders per diluted share), which we define as adjusted net income (loss) divided by the diluted weighted average shares outstanding, except that solely for the fiscal year ending January 31, 2026 (and all periods therein), we calculate adjusted EPS based on the number of diluted shares outstanding as of the end of such period rather than the diluted weighted average shares outstanding for such period. We believe that using such a denominator will provide a more meaningful comparison with future periods due to the IPO closing after the beginning of fiscal year 2026. We calculate adjusted net income (loss) as net income (loss) on a GAAP basis excluding equity-based compensation expense, payroll taxes related to awards that were accelerated upon the closing of the IPO (IPO-accelerated awards) and payroll taxes related to RSUs, all of which were issued after the closing of the IPO, amortization of acquired intangible assets which includes impairment charges, impairment of intangible assets, acquisition-related expenses (including fair value adjustments to acquisition-contingent consideration), benefit from amortization related to acquired contract acquisition costs, Thoma Bravo monitoring fees and restructuring expenses, and adjusted for the income tax effects related to those adjustments. We currently apply a fixed projected tax rate of 24.5% when calculating or estimating adjusted net income for the fiscal year ending January 31, 2026 and all periods therein for consistency across interim reporting periods within such fiscal year. This rate may be adjusted during the year if significant events that have a material impact on the rate occur, such as significant changes in our geographic mix of revenue and expenses, tax law changes, and acquisitions.

Free cash flow, which we define as net cash provided by (used in) operating activities, less cash used for purchases of property and equipment, and capitalized software development costs. We use free cash flow as a measure of financial progress in our business, as it balances operating results, cash management, and capital efficiency. We believe information regarding free cash flow provides investors and others with an important perspective on the cash available to make strategic acquisitions and investments, to fund ongoing operations, and to fund other capital expenditures. Free cash flow can be volatile and is sensitive to many factors, including changes in working capital and timing of capital expenditures. Working capital at any specific point in time is subject to many variables including the discretionary timing of expense payments and fluctuations in foreign exchange rates.

Free cash flow margin, which we define as free cash flow divided by total revenue.

Our non-GAAP financial measures exclude items that do not reflect our ongoing, core operating or business performance, such as equity-based compensation, payroll taxes related to IPO-accelerated awards and payroll taxes related to RSUs, amortization of acquired intangible assets, and acquisition-related expenses (including fair value adjustments to acquisition-contingent consideration). We believe these adjustments enable management and investors to compare our underlying business performance from period to period and provide investors with additional means to evaluate cost and expense trends. We also believe these adjustments enhance comparability of our financial performance against those of other technology companies. Accordingly, our management believes the presentation of our non-GAAP financial measures provides useful information to investors regarding our financial condition and results of operations. In addition, SailPoint’s management uses adjusted income (loss) from operations for budgeting and planning purposes, including with respect to its corporate bonus plan.

Our non-GAAP financial measures are adjusted for the following factors, among others:
Equity-based compensation expense. We believe that the exclusion of equity-based compensation expense is appropriate because it eliminates the impact of equity-based compensation costs that are based upon valuation methodologies and assumptions that vary over time, and the amount of the expense can vary significantly due to factors that are unrelated to our core operating performance and that can be outside of our control. Although we exclude equity-based compensation expense from our non-GAAP measures, equity-based compensation has been, and will continue to be, an important part of our compensation strategy and a significant component of our expenses and may increase in future periods.

Payroll taxes related to IPO-accelerated awards and payroll taxes related to RSUs. We believe that the exclusion of payroll taxes related to IPO-accelerated awards is appropriate as the acceleration was a one-time, non-recurring event. We believe that the exclusion of payroll taxes related to RSUs is appropriate as they are dependent on SailPoint’s stock price and the vesting of such awards and therefore can vary significantly due to factors that are unrelated to our core operating performance and that can be outside of our control. Because the amount of such payroll taxes is highly variable due to factors outside of our control and is unrelated to our core operating performance, our management does not consider them when evaluating the performance of our business or making operating plans (for example, when considering the impact of equity award grants, we place a greater emphasis on overall stockholder dilution than the accounting charges associated with such grants). Accordingly, we believe this adjustment in arriving at our non-GAAP measures provides investors with a better understanding of the performance of our core business in a manner that is consistent with management’s view of the business. As with equity-based compensation expense, although we exclude payroll taxes related to post-IPO RSUs from our non-GAAP measures, such payroll taxes are, and will continue to be, a component of our expenses and may increase in future periods. We note that, unlike equity-based compensation expense, payroll taxes are a cash expense.
Amortization of acquired intangible assets and impairment of intangible assets. We exclude amortization charges for our acquisition-related intangible assets and impairment of intangible assets for purposes of calculating certain non-GAAP measures to eliminate the impact of these non-cash charges and provide for a more meaningful comparison between operating results from period to period as intangible assets are valued at the time of acquisition and are amortized over the useful life, which can be several years after the acquisition.
Acquisition-related costs. We believe that the exclusion of acquisition-related expenses is appropriate as they represent items that management believes are not indicative of our ongoing operating performance. These expenses are primarily composed of legal, accounting, and professional fees incurred that are not capitalizable and that are included within general and administrative expenses. Acquisition-related expenses also include fair value adjustments to acquisition-contingent consideration, which are currently included within sales and marketing expenses.
Amortization related to acquired contract acquisition costs. On August 16, 2022, our predecessor was acquired in an all-cash take-private transaction by Thoma Bravo (the Take-Private Transaction). In accordance with GAAP reporting requirements, we wrote off our contract acquisition costs at the time of the Take-Private Transaction. Therefore, GAAP commissions expenses related to contract acquisition costs after the Take-Private Transaction do not reflect the commissions expense that would have been reported if the contract acquisition costs had not been written off. Accordingly, we believe that presenting the approximate amount of acquisition-related commission expenses (so that the full amount of commission expenses is included) provides a more appropriate representation of commission expenses in a given period and, therefore, provides readers of our financial statements with a more consistent basis for comparison across accounting periods.
SailPoint’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry because they may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and exclude expenses that may have a material impact on our reported financial results. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. SailPoint urges you to review the reconciliations of our non-GAAP financial measures to the comparable GAAP financial measures included below and not to rely on any single financial measure to evaluate our business.
Definitions of Certain Key Business and Other Metrics
Annual Recurring Revenue. We define ARR as the annualized value of SaaS, maintenance, term subscription, and other subscription contracts as of the measurement date. To the extent that we are actively negotiating a renewal or new agreement with a customer after the expiration of a contract, we continue to include that contract’s annualized value in ARR until the customer notifies us that it is not renewing its contract. We calculate ARR by dividing the active contract value by the number of days of the contract and then multiplying by 365. ARR should be viewed independently of revenue as ARR is an operating metric and is not intended to be combined with or to replace revenue. ARR is not a forecast of future revenue, which can be impacted by ASC 606 allocations, and ARR does not consider other sources of revenue that are not recurring in nature. ARR does not have a standardized meaning and is not necessarily comparable to similarly titled measures presented by other companies.
SaaS Annual Recurring Revenue. We define SaaS ARR as the annualized value of SaaS contracts as of the measurement date. To the extent that we are actively negotiating a renewal or new agreement with a customer after the expiration of a contract, we continue to include that contract’s annualized value in SaaS ARR until the customer notifies us that it is not renewing its contract. We calculate SaaS ARR by dividing the active SaaS contract value by the number of days of the contract and then multiplying by 365. SaaS ARR should be viewed independently of subscription revenue as SaaS ARR is an operating metric and is not intended to be combined with or to replace subscription revenue. SaaS ARR is not a forecast of future subscription revenue, which can be impacted by ASC 606 allocations and renewal rates, and does not consider other sources of revenue that are not recurring in nature. SaaS ARR does not have a standardized meaning and is not necessarily comparable to similarly titled measures presented by other companies.
Subscription revenue. The majority of our revenue relates to subscription revenue which consists of (i) fees for access to, and related support for, the SaaS offerings, (ii) fees for term subscriptions, (iii) fees for ongoing maintenance and support of perpetual license solutions, and (iv) other subscription services such as cloud managed services, and certain professional services. Term subscriptions include the term licenses and ongoing maintenance and support. Maintenance and support agreements consist of fees for providing software updates on a when and if available basis and for providing technical support for software products for a specified term.
Subscription revenue, including support for term licenses, is recognized ratably over the term of the applicable agreement. Revenue related to term subscription performance obligations, excluding support for term subscriptions, is recognized upfront at the point in time when the customer has taken control of the software license.
Explanatory Note Regarding Our Corporate Conversion
Prior to February 12, 2025, we were a Delaware limited partnership named SailPoint Parent, LP. On February 12, 2025, in connection with our IPO, SailPoint Parent, LP converted into a Delaware corporation pursuant to a statutory conversion (the Corporate Conversion) and changed its name to SailPoint, Inc. References to “SailPoint,” “we,” and “our” (i) for periods prior to the Corporate Conversion are to SailPoint Parent, LP and, where appropriate, its consolidated subsidiaries and (ii) for periods after the Corporate Conversion are to SailPoint, Inc. and, where appropriate, its consolidated subsidiaries.
Forward-Looking Statements
This press release and statements made during the above referenced conference call may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our strategy, future operations, financial position, prospects, plans and objectives of management, growth rate and our expectations regarding future revenue, operating income or loss, or earnings or loss per share. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “will be,” “will likely result,” “should,” “expects,” “plans,” “anticipates,” “could,” “would,” “foresees,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “outlook,” or “continue” or the negative of these words or other similar terms or expressions. These forward-looking statements are not guarantees of future performance, but are based on management’s current expectations, assumptions, and beliefs concerning future developments and their potential effect on us, which are inherently subject to uncertainties, risks, and changes in circumstances that are difficult to predict. Our expectations expressed or implied in these forward-looking statements may not turn out to be correct. Our results could be materially different from our expectations because of various risks.
Important factors, some of which are beyond our control, that could cause actual results to differ materially from our historical results or those expressed or implied by these forward-looking statements include the following: our ability to sustain historical growth rates; our ability to attract and retain customers; our ability to deepen our relationships with existing customers; the growth in the market for identity security solutions; our ability to maintain successful relationships with each of our partners; the length and unpredictable nature of our sales cycle; our ability to compete successfully against current and future competitors; the increasing complexity of our operations; our ability to maintain and enhance our brand or reputation as an industry leader and innovator; unfavorable conditions in our industry or the global economy; our estimated market opportunity and forecasts of our market and market growth may prove to be inaccurate; our ability to hire, train, and motivate our personnel; our ability to maintain our corporate culture; our ability to successfully introduce, use, and integrate artificial intelligence (AI) with our solutions; breaches in our security, cyber attacks, or other cyber risks; interruptions, outages, or other disruptions affecting the delivery of our SaaS solution or any of the third-party cloud-based systems that we use in our operations; our ability to adapt and respond to rapidly changing technology, industry standards, regulations, or customer needs, requirements, or preferences; real or perceived errors, failures, or disruptions in our platform or solutions; the ability of our platform and solutions to effectively interoperate with our customers’ existing or future IT infrastructures; and our ability to comply with our privacy policy or related legal or regulatory requirements. More information on these risks and other potential factors that could affect our financial results is included in our filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K for the year ended January 31, 2025 and subsequent Quarterly Reports on Form 10-Q and other filings. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release or made during the above referenced conference call. We cannot assure you that the results, events, and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements.
Any forward-looking statement made in this press release or during the above referenced conference call speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

Investor Relations Contact
Scott Schmitz, SVP IR
ir@sailpoint.com

Media Relations Contact
Samantha Person, Senior Manager, Corporate Communications
Samantha.person@sailpoint.com

SAILPOINT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share and per unit amounts)
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
Revenue
Subscription	$266,160	$217,637	$729,420	$569,540
Perpetual licenses	41	269	476	360
Services and other	15,741	17,353	46,873	51,590
Total revenue	281,942	235,259	776,769	621,490
Cost of revenue
Subscription	76,773	60,566	222,707	174,174
Perpetual licenses	—	15	3	121
Services and other	18,121	17,375	61,550	51,089
Total cost of revenue	94,894	77,956	284,260	225,384
Gross profit	187,048	157,303	492,509	396,106
Operating expenses
Research and development	51,214	39,249	166,595	124,274
Sales and marketing	138,335	115,586	434,154	350,038
General and administrative	39,121	26,965	159,145	80,314
Total operating expenses	228,670	181,800	759,894	554,626
Loss from operations	(41,622)	(24,497)	(267,385)	(158,520)
Other income (expense), net
Interest income	2,523	562	8,085	3,615
Interest expense	(282)	(46,569)	(24,364)	(140,125)
Other income (expense), net	(1,427)	(861)	(3,328)	(3,199)
Total other income (expense), net	814	(46,868)	(19,607)	(139,709)
Loss before income taxes	(40,808)	(71,365)	(286,992)	(298,229)
Income tax benefit	4,833	11,945	53,153	62,503
Net loss	$(35,975)	$(59,420)	$(233,839)	$(235,726)
Class A yield	—	(162,093)	(23,786)	(472,439)
Net loss attributable to common stockholders and Class B unitholders	(35,975)	(221,513)	(257,625)	(708,165)
Net loss per share attributable to common stockholders and Class B unitholders, basic and diluted (1)	$(0.06)	$(2.67)	$(0.48)	$(8.56)
Weighted average common shares and Class B Units outstanding, basic and diluted (1)	557,520	82,930	538,184	82,687
________
(1) Amounts for the period during February 2025 prior to the Corporate Conversion have been retrospectively adjusted to give effect to the Corporate Conversion. These amounts do not consider the shares of common stock sold in the Company's IPO or the Class A Units considered preferred shares that were converted into common stock due to the Corporate Conversion. The Company did not retrospectively adjust for the effect of the Corporate Conversion for periods prior to fiscal 2026.

SAILPOINT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share, per share and unit amounts)
(Unaudited)

	October 31, 2025	January 31, 2025
Assets
Current assets
Cash and cash equivalents	$298,114	$121,293
Accounts receivable, net of allowance	215,628	254,050
Contract acquisition costs	41,510	32,834
Contract assets, net of allowance	66,930	58,335
Prepayments and other current assets	47,334	45,870
Total current assets	669,516	512,382
Property and equipment, net	30,099	22,879
Contract acquisition costs, non-current	103,538	94,270
Contract assets, non-current, net of allowance	58,376	33,788
Other non-current assets	33,101	36,206
Goodwill	5,151,668	5,151,668
Intangible assets, net	1,428,507	1,560,723
Total assets	$7,474,805	$7,411,916
Liabilities, redeemable convertible units, and stockholders' equity / partners' deficit
Current liabilities
Accounts payable	$4,234	$3,515
Accrued expenses and other liabilities	97,276	158,135
Deferred revenue	423,554	413,043
Total current liabilities	525,064	574,693
Deferred tax liabilities, non-current	68,821	136,528
Other long-term liabilities	14,059	32,128
Deferred revenue, non-current	37,271	36,399
Long-term debt, net	—	1,024,467
Total liabilities	645,215	1,804,215
Commitments and contingencies
Redeemable convertible units, no par value, unlimited units authorized, 499,052,847 units issued and outstanding as of January 31, 2025; aggregate liquidation preference of $8,100,352 as of January 31, 2025	—	11,196,141
Stockholders' equity / partners' deficit
Preferred stock, par value of $0.0001 per share, 50,000,000 shares authorized and no shares issued or outstanding as of October 31, 2025	—	—
Common stock, par value of $0.0001 per share; 1,750,000,000 shares authorized as of October 31, 2025; 561,604,167 shares issued and outstanding as of October 31, 2025	56	—
Additional paid in capital	7,044,118	—
Accumulated deficit	(214,584)	(5,588,440)
Total stockholders' equity / partners' deficit	6,829,590	(5,588,440)
Total liabilities, redeemable convertible units, and stockholders' equity / partners' deficit	$7,474,805	$7,411,916

SAILPOINT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
Cash flows from operating activities
Net loss	$(35,975)	$(59,420)	$(233,839)	$(235,726)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	52,792	53,519	157,323	185,608
Amortization and write-off of debt issuance costs	135	1,146	17,255	3,342
Amortization of contract acquisition costs	10,308	6,665	27,792	17,259
Loss (gain) on disposal of property and equipment	(1)	1	(1)	(7)
Adjustments to contingent consideration	—	—	1,609	—
Provision for credit losses	505	1,095	4,851	1,807
Equity-based compensation expense, net of amounts capitalized	48,948	7,647	203,009	23,958
Deferred taxes	(8,674)	(17,431)	(67,582)	(75,245)
Net changes in operating assets and liabilities, net of acquisitions
Accounts receivable	(12,471)	(14,617)	33,804	4,261
Contract acquisition costs	(19,113)	(15,069)	(45,736)	(41,227)
Contract assets	(19,572)	(5,590)	(33,251)	(12,110)
Prepayments and other current assets	8,226	1,418	(13,015)	(1,421)
Other non-current assets	63	(23)	531	(4,009)
Operating leases, net	(13)	87	301	168
Accounts payable	712	3,779	705	3,283
Accrued expenses and other liabilities	16,822	37,138	(58,089)	12,842
Deferred revenue	10,886	(12,347)	11,049	(2,968)
Net cash provided by (used in) operating activities	53,578	(12,002)	6,716	(120,185)
Cash flows from investing activities
Purchase of property and equipment	(1,033)	(2,347)	(4,186)	(3,823)
Proceeds from sale of property and equipment	2	—	2	12
Capitalized software development costs	(3,499)	(2,431)	(8,230)	(7,776)
Payments for asset acquisition	(16,248)	—	(16,248)	—
Business acquisitions, net of cash acquired	—	—	—	(4,694)
Net cash used in investing activities	(20,778)	(4,778)	(28,662)	(16,281)
Cash flows from financing activities
Proceeds from IPO, net of underwriting discounts and commissions	—	—	1,259,681	—
Repayment of Term Loans	—	—	(1,040,000)	—
Payment of debt issuance costs	—	—	(2,716)	—
Payments of deferred offering costs, net	—	(638)	(8,618)	(1,053)
Payments related to holdback and contingent consideration	(5,700)	—	(6,375)	—
Repurchase of units	—	(4,087)	—	(5,897)
Net cash provided by (used in) financing activities	(5,700)	(4,725)	201,972	(6,950)
Net change in cash, cash equivalents and restricted cash	27,100	(21,505)	180,026	(143,416)
Cash, cash equivalents and restricted cash, beginning of period	277,316	96,557	124,390	218,468
Cash, cash equivalents and restricted cash, end of period	$304,416	$75,052	$304,416	$75,052
Reconciliation of cash, cash equivalents and restricted cash from the condensed consolidated balance sheets to the condensed consolidated statements of cash flows:
Cash and cash equivalents	$298,114	$68,166	$298,114	$68,166
Restricted cash within prepayments and other current assets	6,302	6,886	6,302	6,886
Total cash, cash equivalents, and restricted cash in the consolidated statements of cash flows	$304,416	$75,052	$304,416	$75,052

SAILPOINT, INC.
SUPPLEMENTAL SCHEDULES
(Amounts in thousands, except percentages)
(Unaudited)

	Three Months Ended October 31,
	2025	2024	% Change

Revenue
Subscription
SaaS	$155,961	$117,757	32%
Maintenance and support	37,964	38,498	(1)%
Term subscriptions	65,106	55,301	18%
Other subscription services	7,129	6,081	17%
Total subscription	266,160	217,637	22%
Perpetual licenses	41	269	(85)%
Services and other	15,741	17,353	(9)%
Total revenue	$281,942	$235,259	20%

	Nine Months Ended October 31,
	2025	2024	% Change

Revenue
Subscription
SaaS	$432,534	$320,540	35%
Maintenance and support	113,824	115,676	(2)%
Term subscriptions	163,266	118,616	38%
Other subscription services	19,796	14,708	35%
Total subscription	729,420	569,540	28%
Perpetual licenses	476	360	32%
Services and other	46,873	51,590	(9)%
Total revenue	$776,769	$621,490	25%

SAILPOINT, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except percentages and per share amounts)
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024

GAAP gross profit	$187,048	$157,303	$492,509	$396,106
GAAP gross profit margin	66.3%	66.9%	63.4%	63.7%
Equity-based compensation expense	5,438	3,421	29,642	9,974
Payroll taxes for IPO-accelerated awards and RSUs	279	—	913	—
Amortization of acquired intangible assets	26,860	25,879	79,242	77,587
Adjusted gross profit	$219,625	$186,603	$602,306	$483,667
Adjusted gross profit margin	77.9%	79.3%	77.5%	77.8%

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024

GAAP subscription gross profit	$189,387	$157,071	$506,713	$395,366
GAAP subscription gross profit margin	71.2%	72.2%	69.5%	69.4%
Equity-based compensation expense	3,163	1,792	16,358	5,120
Payroll taxes for IPO-accelerated awards and RSUs	183	—	514	—
Amortization of acquired intangible assets	26,860	25,864	79,240	77,466
Adjusted subscription gross profit	$219,593	$184,727	$602,825	$477,952
Adjusted subscription gross profit margin	82.5%	84.9%	82.6%	83.9%

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024

GAAP income (loss) from operations	$(41,622)	$(24,497)	$(267,385)	$(158,520)
GAAP income (loss) from operations margin	(14.8)%	(10.4)%	(34.4)%	(25.5)%
Equity-based compensation expense	49,010	21,947	257,888	72,194
Payroll taxes for IPO-accelerated awards and RSUs	2,588	—	5,985	—
Amortization of acquired intangible assets	50,752	51,813	150,877	180,699
Amortization of acquired contract acquisition costs	(4,935)	(6,351)	(16,143)	(19,655)
Acquisition-related expenses and Thoma Bravo monitoring fees	—	3,810	2,192	12,390
Adjusted income (loss) from operations	$55,793	$46,722	$133,414	$87,108
Adjusted operating margin	19.8%	19.9%	17.2%	14.0%

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024

GAAP research and development expense	$51,214	$39,249	$166,595	$124,274
Equity-based compensation expense	(8,237)	(4,396)	(43,589)	(17,283)
Payroll taxes for IPO-accelerated awards and RSUs	(466)	—	(1,152)	—
Amortization of acquired intangible assets	(95)	(95)	(285)	(285)
Adjusted research and development expense	$42,416	$34,758	$121,569	$106,706

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024

GAAP sales and marketing expense	$138,335	$115,586	$434,154	$350,038
Equity-based compensation expense	(15,689)	(8,346)	(87,395)	(26,481)
Payroll taxes for IPO-accelerated awards and RSUs	(994)	—	(2,678)	—
Amortization of acquired intangible assets	(23,797)	(25,839)	(71,350)	(102,827)
Amortization related to acquired contract acquisition costs	4,935	6,351	16,143	19,655
Acquisition-related expenses	—	—	(1,609)	—
Adjusted sales and marketing expense	$102,790	$87,752	$287,265	$240,385

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024

GAAP general and administrative expense	$39,121	$26,965	$159,145	$80,314
Equity-based compensation expense	(19,646)	(5,784)	(97,262)	(18,456)
Payroll taxes for IPO-accelerated awards and RSUs	(849)	—	(1,242)	—
Acquisition-related expenses and Thoma Bravo monitoring fees	—	(3,810)	(581)	(12,390)
Adjusted general and administrative expense	$18,626	$17,371	$60,060	$49,468

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025 (1)	2024

GAAP net cash provided by (used in) operating activities	$53,578	$(12,002)	$6,716	$(120,185)
Less: Purchase of property and equipment	(1,033)	(2,347)	(4,186)	(3,823)
Less: Capitalized software development costs	(3,499)	(2,431)	(8,230)	(7,776)
Free cash flow	$49,046	$(16,780)	$(5,700)	$(131,784)
GAAP net cash provided by (used in) operating activities margin	19.0%	(5.1)%	0.9%	(19.3)%
Free cash flow margin	17.4%	(7.1)%	(0.7)%	(21.2)%
_________
(1) Free cash flow for the nine months ended October 31, 2025 includes $78 million of cash paid to settle equity related awards, cash awards and their associated payroll taxes upon the closing of our IPO, $37 million in cash paid for interest expense related to our 2022 Credit Agreement and $9 million of cash paid for fees under our advisory services agreement with Thoma Bravo, which was terminated upon the closing of our IPO.

	Three Months Ended October 31,	Nine Months Ended October 31,
	2025	2025

GAAP net loss	$(35,975)	$(233,839)
Equity-based compensation expense	49,010	257,888
Payroll taxes for IPO-accelerated awards and RSUs	2,588	5,985
Amortization of acquired intangible assets	50,752	150,877
Amortization of acquired contract acquisition costs	(4,935)	(16,143)
Acquisition-related expenses and Thoma Bravo monitoring fees	—	2,192
Tax effect of adjustments	(18,702)	(81,036)
Adjusted net income	$42,738	$85,924

GAAP net loss per share, basic and diluted (1)	$(0.06)	$(0.48)
Adjusted EPS, diluted	$0.08	$0.15

Weighted average shares used in computing GAAP net loss per share, basic and diluted	557,520	538,184
Shares used in computing adjusted EPS, diluted	561,611	561,345
_________
(1) Includes the impact of the Class A yield for the nine months ended October 31, 2025.